UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) May 8, 2014

ARMOUR Residential REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-34766	26-1908763

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3001 Ocean Drive, Suite 201
Vero Beach, Florida	32963

(Address of Principal Executive Offices)	(Zip Code)

(772) 617-4340

(Registrant’s Telephone Number, Including Area Code)

n/a

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Certain Directors or Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangement of Certain Officers.

(e)    ARMOUR Residential REIT, Inc. (“ARMOUR” or the “Company”) held its 2014 Annual Meeting of Stockholders on May 8, 2014. At the Annual Meeting, stockholders of ARMOUR voted to approve a proposal for an amendment to ARMOUR's Amended and Restated 2009 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 15,000,000 shares (the “Amended Plan”). The Amended Plan is intended to attract, retain and reward directors, officers and other employees, and other persons who provide services to ARMOUR.

The Amended Plan allows for the Board of Directors of the Company (the “Board”) to expand the types of awards available under the Amended Plan.  The maximum number of shares that may underlie awards in any one year to any eligible person will be determined by the compensation committee of the Board (the “Compensation Committee”) or the Board. If an award granted under the Amended Plan expires or terminates, the shares subject to any portion of the award that expires or terminates without having been exercised or paid, as the case may be, will again become available for the issuance of additional awards.

The Amended Plan provides for grants of common stock, restricted shares of common stock, stock options, performance shares, performance units, stock appreciation rights and other equity-based and cash-based awards.

Upon a change in control, as defined in the Amended Plan, the Compensation Committee may make certain adjustments which it, in its discretion, determines are necessary or appropriate in light of the change in control. These include, accelerating the vesting of some or all of the awards under the Amended Plan, terminating all awards under the Amended Plan (allowing for either the exercise of vested awards or a cash payment in lieu of vested awards), converting the awards to the right to receive proceeds in the event of liquidation, or a combination of any of the foregoing.  In the event that the Compensation Committee does not terminate or convert an award upon a change in control, then the award shall be assumed, or substantially equivalent awards shall be substituted, by the acquiring, or succeeding corporation (or an affiliate thereof).
The Board may amend, alter or discontinue the Amended Plan but cannot take any action that would impair the rights of a participant without such participant’s consent. To the extent necessary and desirable, the Board must obtain approval of the Company's stockholders for any amendment that would: (i) other than through adjustment as provided in the Amended Plan, increase the total number of shares of common stock reserved for issuance under the Amended Plan; (ii) change the class of persons eligible to participate in the Amended Plan; (iii) reprice any stock option awards under the Amended Plan; or (iv) otherwise require such approval.

The Compensation Committee may amend the terms of any award granted under the Amended Plan, prospectively or retroactively, but generally may not impair the rights of any participant without his or her consent.
A copy of the Amended Plan is attached as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 5.07    Submission of Matters to a Vote of Security Holders.

ARMOUR held its 2014 Annual Meeting of Stockholders on May 8, 2014, for the purpose of: (i) electing nine (9) directors; (ii) approving an amendment to ARMOUR's Amended and Restated 2009 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 15,000,000 shares, as described above; and (iii) ratifying the appointment of Deloitte & Touche LLP (“Deloitte”) as ARMOUR's independent registered public accounting firm for fiscal year 2014. For more information on the proposals described below, please refer to ARMOUR's proxy statement dated March 19, 2014. As of the record date of March 17, 2014, there were a total of 357,426,413 shares of common stock outstanding and entitled to vote at the Annual Meeting. At the Annual Meeting, 308,034,170 shares of common stock, or approximately 86% of the shares outstanding and entitled to vote at the Annual Meeting, were represented in person or by proxy; therefore a quorum was present.

Proposal 1 — Election of Directors.

The nine (9) nominees proposed by ARMOUR's Board were each elected to serve as a director until ARMOUR's Annual Meeting of Stockholders to be held in 2015 or until their successors are duly elected and qualified. The voting results for each nominee were as follows:

Nominee	For	Withheld	Broker Non-Votes

Scott J. Ulm	141,547,577	8,502,261	158,268,620
Jeffrey J. Zimmer	141,334,381	8,715,457	158,268,620
Daniel C. Staton	132,343,445	17,706,393	158,268,620
Marc H. Bell	132,944,840	17,104,998	158,268,620
Carolyn Downey	141,978,087	8,071,751	158,268,620

Thomas K. Guba	142,132,542	7,917,296	158,268,620
Robert C. Hain	142,334,791	7,715,047	158,268,620
John P. Hollihan, III	142,177,796	7,872,042	158,268,620
Stewart J. Paperin	141,931,194	8,118,644	158,268,620

Proposal 2 — Approval of an amendment to ARMOUR's Amended and Restated 2009 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 15,000,000 shares.

The proposal for an amendment to ARMOUR's Amended and Restated 2009 Stock Incentive Plan to increase the aggregate number of shares of common stock authorized for issuance thereunder from 2,000,000 shares to 15,000,000 shares was approved. The proposal received the following final voting results:

For	Against	Abstain	Broker Non-Votes

123,446,616	24,112,322	2,492,900	158,268,620

Proposal 3 — Ratification of the appointment of Deloitte & Touche LLP as ARMOUR's independent registered certified public accountants for fiscal year 2014.

Stockholders voted to ratify the appointment of Deloitte as ARMOUR's independent registered public accountants for the fiscal year ending December 31, 2014. The proposal received the following final voting results:

For	Against	Abstain
296,977,534	6,663,085	4,466,839

Item 9.01    Financial Statements and Exhibits

(d)    Exhibits

Exhibit No.	Exhibit Description
10.1	ARMOUR Residential REIT, Inc. Second Amended and Restated 2009 Stock Incentive Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 9, 2014

ARMOUR RESIDENTIAL REIT, INC.

By:	/s/ James R. Mountain
Name: James R. Mountain
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
10.1	ARMOUR Residential REIT, Inc. Second Amended and Restated 2009 Stock Incentive Plan